As filed with the Securities and Exchange Commission on May 14, 2014

File No. 001-36400

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

Ashford Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-5292553 (I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code:
(972) 490-9600

Copies to:

David A. Brooks Ashford Inc. 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 (972) 490-9600	Muriel C. McFarling Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201 (214) 659-4400

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	[ ]

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

ASHFORD INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement of Ashford Inc., a Delaware corporation (the “Company”), filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.                                 Business.

The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “Our Separation From Ashford Trust,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” “Operating Agreement,” “Structure and Formation of Our Company,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.                        Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward Looking Statements.” Those sections are incorporated herein by reference.

Item 2.                                 Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Summary—Selected Historical and Pro Forma Financial Information,” “Selected Historical Financial Information,” “Selected Unaudited Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.                                 Properties.

The information required by this item is contained under the section of the Information Statement entitled “Our Business.” That section is incorporated herein by reference.

Item 4.                                Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections of the Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management” and “Our Separation from Ashford Trust.”  Those sections are incorporated herein by reference.

Item 5.                                 Directors and Executive Officers.

The information required by this item is contained under the section of the Information Statement entitled “Directors and Executive Officers.” That section is incorporated herein by reference.

Item 6.                                 Executive Compensation.

The information required by this item is contained under the sections of the Information Statement entitled “Executive Compensation,” and “Our Business—Our Initial Advisory Agreements.” Those sections are incorporated herein by reference.

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Item 7.                                 Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the Information Statement entitled “Directors and Executive Officers,” “Our Business—Our Initial Advisory Agreements,” “Our Business—Our Mutual Exclusivity Agreement” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.                                 Legal Proceedings.

The information required by this item is contained under the section of the Information Statement entitled “Our Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.                                 Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Our Separation From Ashford Trust,” “Distribution Policy,” “Structure and Formation of Our Company,” “Description of Our Capital Stock” and “Shares Eligible for Future Sale.” Those sections are incorporated herein by reference.

Item 10.                          Recent Sales of Unregistered Securities.

In connection with our formation and initial capitalization, on April 2, 2014, the Company authorized the issuance of 100 shares of its common stock, $0.01 par value per share, to Ashford Hospitality Trust, Inc. for an aggregate purchase price of $1,000, in reliance on the exemption set forth in Section 4(a)(2) (formerly Section 4(2)) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 11.                          Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the Information Statement entitled “Our Separation From Ashford Trust” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12.                          Indemnification of Directors and Officers.

The information required by this item is contained under the section of the Information Statement entitled “Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13.                          Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the Information Statement entitled “Index to Financial Statements” and in the financial statements and related notes referenced in such section of the Information Statement and included in the Information Statement following the section of the Information Statement entitled “Index to Financial Statements.” That section and such financial statements and related notes are incorporated herein by reference.

Item 14.                          Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.                          Financial Statements and Exhibits.

(a)           Financial Statements

The information required by this item is contained under the section of the Information Statement entitled “Index to Financial Statements.” That section is incorporated herein by reference.

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(b)           Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Ashford Inc. and Ashford Hospitality Trust, Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of Ashford Inc.

3.2	Form of Amended and Restated Bylaws of Ashford Inc.

4.1	Specimen Common Stock Certificate of Ashford Inc.

10.1	Form of Amended and Restated Operating Agreement of Ashford Hospitality Advisors LLC

10.2*	Amended and Restated Advisory Agreement between Ashford Hospitality Advisors LLC and Ashford Hospitality Prime, Inc. dated as of May 13, 2014.

10.3	Form of Advisory Agreement between Ashford Hospitality Advisors LLC and Ashford Hospitality Trust, Inc.

10.4	Form of 2014 Equity Incentive Plan

10.5	Form of Mutual Exclusivity Agreement between Ashford Inc. and Remington Lodging and Hospitality LLC

10.6	Form of Indemnification Agreement between Ashford Inc. and each of its executive officers and directors

10.7	Form of Registration Rights Agreement between Ashford Inc. and Ashford Hospitality Trust, Inc.

10.8	Employment Agreement between Ashford Inc. and Monty J. Bennett

10.9	Employment Agreement between Ashford Inc. and Douglas J. Kessler

10.10	Employment Agreement between Ashford Inc. and David A. Brooks

10.11	Employment Agreement between Ashford Inc. and David J. Kimichik

10.12	Employment Agreement between Ashford Inc. and Jeremy Welter

10.13	Form of Licensing Agreement between Ashford Inc. and Ashford Hospitality Trust, Inc.

21	List of Subsidiaries of Ashford Inc.

99.1*	Information Statement of Ashford Inc., subject to completion, dated May 14, 2014

* Filed herewith. All other exhibits are to be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASHFORD INC.

	By:	/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer

Date: May 14, 2014